Exhibit 99.1

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2007 and 2006

AND

INDEPENDENT AUDITORS’ REPORT

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONTENTS

December 31, 2007 and 2006

Page
INDEPENDENT AUDITORS’ REPORT
CONSOLIDATED FINANCIAL STATEMENTS	1
Balance Sheets	2
Statements of Operations	3
Statements of Shareholders’ Equity	4
Statements of Cash Flows	5-6
Notes to Consolidated Financial Statements	7-15

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
AM Apparel Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of AM Apparel Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AM Apparel Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

March 27, 2008

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006 (In Thousands, Except Share Amounts)

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$169	$1,598
Due from factor	12,028	10,326
Accounts receivable	1,895	4,430
Inventory	5,915	5,680
Deferred income taxes	4,385	2,544
Prepaid expenses and other current assets	1,535	1,048
Total current assets	25,927	25,626
Property and equipment, at cost less accumulated depreciation and amortization	2,538	2,448
Goodwill	4,420	11,472
Other intangibles	18,480	18,480
Other assets	770	271
Total assets	$52,135	$58,297
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,026	$6,472
Current portion of long-term debt	28,060	5,050
Due to factor	6,333	5,763
Total current liabilities	40,419	17,285
Long-term debt, net of current portion	—	21,989
Deferred income taxes	100	140
Total liabilities	40,519	39,414
Commitments and contingencies (Note 7)
Shareholders’ equity:
Common stock, $0.01 par value, 200,000 shares authorized, issued and outstanding	2	2
Additional paid-in capital	35,482	31,482
Retained deficit	(23,868)	(12,601)
Total shareholders’ equity	11,616	18,883
Total liabilities and shareholders’ equity	$52,135	$58,297

The accompanying notes are an integral part of these consolidated financial statements.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2007 and 2006 (In Thousands)

	2007	2006
Net sales	$79,482	$72,097
Cost of sales	49,501	45,207
Gross profit	29,981	26,890
Selling, general and administrative expenses	29,047	26,647
Goodwill impairment	8,000	10,000
Operating loss	(7,066)	(9,757)
Interest expense, net	6,384	4,709
Loss before benefit for income taxes	(13,450)	(14,466)
Benefit for income taxes	(2,183)	(1,784)
Net loss	$(11,267)	$(12,682)

The accompanying notes are an integral part of these consolidated financial statements.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

December 31, 2007 and 2006 (In thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Shareholders’ Equity

Balance, January 1, 2006	$2	$31,482	$81	$31,565
Net loss	—	—	(12,682)	(12,682)
Balance, December 31, 2006	2	31,482	(12,601)	18,883
Capital contribution – see Note 1b	—	4,000	—	4,000
Net loss	—	—	(11,267)	(11,267)
Balance, December 31, 2007	$2	$35,482	$(23,868)	$11,616

The accompanying notes are an integral part of these consolidated financial statements.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2007 and 2006 (In Thousands)

	2007	2006
Cash flows from operating activities:
Net loss	$(11,267)	$(12,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	8,000	10,000
Depreciation and amortization	1,520	585
Accrued interest	2,070	246
Deferred income taxes	(1,881)	(971)
Change in assets and liabilities:
(Increase) decrease in assets:
Due from factor	(1,702)	1,017
Accounts receivable	2,535	(3,370)
Inventory	(235)	(2,370)
Prepaid expenses	(487)	(767)
Other assets	(1,373)	(38)
(Decrease) increase in liabilities:
Accounts payable and accrued expenses	(446)	3,896
Due to factor	570	592
Net cash used in operating activities	(2,696)	(3,862)
Cash flows from investing activities:
Settlement of pre-acquisition contingencies (Note 11)	(948)	—
Capital expenditures	(736)	(783)
Net cash used in investing activities	(1,684)	(783)
Cash flows from financing activities:
Borrowings on long-term debt	9,100	7,607
Capital contribution	4,000	—
Repayment of long-term debt	(10,149)	(1,803)
Net cash provided by financing activities	2,951	5,804
Net change in cash and cash equivalents	(1,429)	1,159
Cash and cash equivalents, beginning of period	1,598	439
Cash and cash equivalents, end of period	$169	$1,598

(Continued)

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

December 31, 2007 and 2006 (In Thousands)

	2007	2006
Supplemental disclosures of cash flow information:
Cash paid (received) during the year for:
Interest	$4,718	$3,699
Income taxes	$(927)	$419

The accompanying notes are an integral part of these consolidated financial statements.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

1.	Organization and Basis of Presentation
a.

AM Apparel Holdings, Inc. (“AM”), a Delaware corporation, through its wholly owned subsidiaries, Andrew & Suzanne Company and A. Marc & Company Inc., designs, imports, markets and distributes better quality men’s and women’s outerwear, consisting principally of leather. Customers consist primarily of department stores and national chains throughout the United States. AM, through its wholly owned subsidiary Ash Retail Corp., sells men’s and women’s outerwear through its own retail store in New Jersey.

b.

On April 20, 2007, the Company merged with AM Merger Corporation, a Delaware corporation, with the Company being the surviving entity. As a result of the merger, all of the issued and outstanding shares of both common and preferred stock of the Company were canceled and the shareholders of AM Merger Corporation became the shareholders of the Company. Prior to the merger, AM Merger Corporation issued $4 million of common stock and $4 million of subordinated notes to GB Holdings I, LLC, the sole shareholder of the Company (the “Shareholder”).

On April 20, 2007, the Company and an affiliate of the Shareholder entered into a second subordinated note agreement (“MPA Subordinated Note”). The MPA Subordinated Note calls for $5.1 million, which was advanced to the Company in 2006, to be due and payable November 30, 2008.

At December 31, 2006, the Company was in default of various covenants on its Factoring and Financing Agreement and Term Loans. On April 20, 2007, waivers for all prior periods were obtained where necessary and the Company’s Factoring and Financing Agreement and Term Loans were amended. Both the Amended Factoring and Financing Agreement and Amended Term Loans called for the Company to explore strategic alternatives, including without limitation, a sale of the assets or equity interest of the Company or to refinance its debt obligations.

On February 11, 2008, the Shareholder sold its 100% interest in the Company. Concurrent with the sale the due to factor, the term loans and the subordinated notes were repaid.

The consolidated financial statements include the accounts of AM and its wholly owned subsidiaries (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Sales are recognized upon shipment of products, or in the case of retail sales, at the time of register receipt. Allowances for estimated returns, discounts and other allowances are provided when sales are recorded.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

Shipping and Handling Costs

The Company includes all freight costs associated with shipping goods to customers as part of selling, general and administrative expenses. Shipping and handling costs were $295 and $351 for the years ended December 31, 2007 and 2006, respectively.

Accounts Receivable/Due From Factor

Accounts receivable, including factored accounts, are reported at amounts expected to be collected, net of allowance for non-collection due to the financial position of customers, and an allowance for estimated sales returns, discounts and other allowances. It is the Company’s policy to regularly review the accounts receivable aging for specific accounts past due and set up an allowance for accounts when collection is uncertain. At December 31, 2007 and 2006, respectively, no allowance for doubtful accounts was considered necessary.

Loan Origination Costs

Included in other assets is approximately $697 and $161 of loan origination costs, net of accumulated amortization of $714 and $139, for the years ended December 31, 2007 and 2006, respectively. Loan origination costs are being amortized on a straight-line basis over the term of the respective loan.

Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure to any single financial institution or instrument. As to non-factored accounts receivable, the Company performs ongoing credit evaluations of customers and generally requires no collateral. As of December 31, 2007, the Company received a letter of credit of $870 as collateral for a non-factored accounts receivable. The Company drew on this letter of credit in 2008.

Significant Customers

In 2007, sales to a customer totaled $17,848 or 22% of sales for the year. In 2006, sales to two customers aggregated $23,546 or 33% of net sales.

Inventory

Inventory, which consists primarily of finished goods, is stated at the lower of cost or market. For both wholesale and retail inventories, cost is determined by the average cost method.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets. Leasehold improvements are being amortized over the life of the lease or the life of the improvement, whichever is lower.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

Goodwill and Other Intangibles

Goodwill represents the excess of purchase price over the net of fair value amounts assigned to assets acquired and liabilities assumed as well as additional consideration paid. Other intangibles consists of trademarks, which management has determined have indefinite lives. The Company applies Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets” in accounting for goodwill and other intangibles. In accordance with SFAS 142, the Company does not amortize goodwill and intangibles with indefinite lives but rather applies an impairment approach. Accordingly, goodwill and intangibles with indefinite lives were tested for impairment through the use of an independent third party appraiser.

The fair value of the reporting entity is compared to the carrying value when conducting the impairment test. The fair value is determined by evaluating a combination of the expected present value of future cash flows (income approach), and market and industry factors (market approach). Due to several factors, including higher operating costs, the earnings forecast for the next several years was revised. Based on the Company’s evaluation, an impairment loss on goodwill of $8,000 and $10,000 was recognized for the years ended December 31, 2007 and 2006, respectively. There were no indications of impairment losses on other intangibles.

Long-Lived Assets

Long-lived assets are depreciated over their useful lives. In addition, these assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss will be recognized for the difference between the fair value and carrying value. As of December 31, 2007 and 2006, other than the goodwill impairment, no impairment losses have been recognized.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This standard requires recognition of future tax benefits, measured by enacted rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of such benefits is “more likely than not.” Temporary differences between financial statement and income tax reporting relate primarily to net operating loss carryforwards, inventory and receivable reserves, certain accruals and depreciation.

Advertising

Advertising costs are expensed as incurred. For the years ended December 31, 2007 and 2006, advertising costs amounted to $2,469 and $3,606, respectively.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

Cash Equivalents

The Company considers all highly liquid short term investments with maturities of three months or less to be cash equivalents. Included in accounts payable at December 31, 2007 is a cash overdraft of approximately $652.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, if any, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

3.	Property and Equipment

Property and equipment at December 31, 2007 and 2006 consists of the following:

	Estimated Useful Lives	2007	2006
Furniture and fixtures	7 years	$797	$657
Equipment	5 years	1,554	1,190
Leasehold improvements	Life of lease	2,786	2,554
		5,137	4,401
Less: accumulated depreciation		2,599	1,953
		$2,538	$2,448

Depreciation and amortization expense for property and equipment was approximately $646 and $525 for the years ended December 31, 2007 and 2006, respectively.

4.	Factoring and Financing Arrangement

The Company factors substantially all of its accounts receivable with a bank. The bank assumes credit risks for all credit-approved accounts, with the Company responsible for collection on customer claims and charge–backs. The Company pays a factoring fee, which can vary, as defined in the factoring agreement, but in most cases is 0.4% of the gross amount of factored receivables.

In connection with the Factoring Agreement, the Company entered into a Financing Agreement with the same bank. The Financing Agreement provides for revolving loans to the Company in an aggregate maximum amount not to exceed the lower of eligible accounts receivable and inventory, as defined, or $40 million. The Financing Agreement also provides for seasonal over-advances. Interest on borrowings is at the Bank Prime Rate (7.25% at December 31, 2007). The Financing Agreement calls for the Company to maintain certain financial covenants, with which the Company was not in compliance at December 31, 2007. Borrowings are secured by substantially all tangible assets of the Company. The revolving loan outstanding was repaid in full on February 11, 2008 (see Note 1).

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

5.	Long-Term Debt

Long-term debt at December 31, 2007 and 2006 consists of the following:

	2007	2006
Term Loan A	$7,741	$10,224
Term Loan B	9,632	9,252
Subordinated Fourth lien note due to shareholder	4,589	—
MPA subordinated note due to affiliate	6,098	7,563
Loan payable to affiliate	28,060	27,039
Less: current portion	28,060	5,050
Long-term debt	$—	$21,989

Term Loans

Term Loan A matures May 31, 2008. Interest is payable monthly at the Prime Rate plus 5%. The term loan also calls for interest payable in kind (“PIK Interest”) at an annual rate of 1%. The accrued PIK Interest is included in the outstanding loan balance.

Term Loan B matures May 31, 2008. Interest is payable monthly at the Prime Rate plus 5.75% (Prime Rate plus 9.0% prior to April 20, 2007). The Term Loan B also calls for PIK interest at the Prime Rate plus 4.75% (Prime Rate plus 1.5% prior to April 20, 2007). The accrued PIK Interest is included in the outstanding loan balance.

The term loans include a provision for the payment of excess cash flow, as defined.

The Company is subject to various financial covenants, with which the Company was not in compliance at December 31, 2007. The Term Loans are secured by a first priority position in all intangibles of the Company and a second position security interest in all other assets of the Company.

The term loans were paid in full on February 11, 2008 (see Note 1).

Subordinated Notes

The subordinated fourth lien note is payable to the shareholder and matures on May 5, 2010. Interest which accrues quarterly at an annual rate of 20% is payable at loan maturity. The accrued interest is included in the outstanding loan balance.

The subordinated MPA note is payable to an affiliate of the shareholder and matures on November 30, 2008. Interest, which accrues monthly at an annual rate of 18% is payable at loan maturity. The accrued interest is included in the outstanding loan balance.

The subordinated notes were paid in full on February 11, 2008 (see Note 1) and therefore have been presented as current liabilities on the accompanying balance sheet.

Affiliate Loan

An affiliate of the Shareholder advanced approximately $7.6 million to the Company during 2006 primarily for inventory purchases. In April 2007, $5.1 million of those advances were converted to the subordinated MPA note payable. The remaining amount of approximately $2.5 million was paid in 2007. These amounts are subordinate to the Factoring and Financing Arrangement as well as the Term Loan Agreement discussed above.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

6.	Income Taxes

The following summarizes the benefit for income taxes as of December 31, 2007 and 2006:

	2007	2006
Current benefit	$302	$813
Deferred benefit	1,881	971
	$2,183	$1,784

At December 31, 2007 and 2006, the Company has deferred tax assets of approximately $4,385 and $2,544, respectively. These assets consist primarily of inventory and receivable reserves, net operating loss carryforwards, and certain accruals. The deferred tax liability at December 31, 2007 and 2006 of $100 and $140, respectively, consists of depreciation differences.

The benefit for income taxes for the years ended December 31, 2007 and 2006 does not bear a normal relationship to pretax loss because the $8,000 and $10,000 write-off of goodwill, respectively, is not deductible for tax purposes.

At December 31, 2007, the Company has approximately $4.5 million of net operating loss carryforwards expiring through 2027 available to offset future taxable income.

7.	Commitments and Contingencies

Operating Leases

The Company leases office, showroom and warehouse space under various operating leases which expire through 2011. Total future minimum annual lease payments under these leases for the years ended December 31 are as follows:

Year Ending December 31,	Minimum Payments
2008	$1,513
2009	1,472
2010	1,467
2011	414
$4,866

Rent expense was $1,481 and $1,166 for the years ended December 31, 2007 and 2006, respectively.

Employee and Incentive Agreements

The Company entered into incentive arrangements with various employees in connection with the Shareholder’s plan to sell the Company. One incentive arrangement resulted in the payment of $407 to employees and a consultant on February 11, 2008 the date of the sale of the Company. The other incentive arrangement provides for the payment of $1,425 to employees if they remain employed by the Company for 60 days after the February 11, 2008 sale date.

The Company has a consulting agreement with a former shareholder which calls for annual consulting fees of $200 and expires December 31, 2008.

The Company has employment agreements with several executives of the Company. The employment agreements call for aggregate annual base compensation of approximately $1,998 and expire at various times from December 31, 2008 through July 2010. These agreements call for bonuses based on percentages of earnings, as defined, and certain change of control and termination provisions.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

License Agreements

The Company sells certain merchandise under licensing agreements that grant the Company the exclusive right, as licensee, to use the licensor’s trademark in connection with the distribution of certain types of outerwear. The Company pays a royalty of 3%-7% of net sales, depending on the type of outerwear sold. The agreements also require payment of guaranteed advertising of 1% of projected net sales. The agreements expire December 2010 and can be extended for an additional three-year term if certain minimum sales requirements are met and the Company is in compliance with all terms and conditions of the agreement.

The agreements call for guaranteed minimum royalties of $770, $815 and $860 for the years ended December 31, 2008, 2009 and 2010, respectively.

Total royalty expense, which is included in selling, general and administrative expenses, in connection with the above license agreements was $873 and $943 for the years ended December 31, 2007 and 2006, respectively.

Management Services Agreement

The Company maintains a Management Services Agreement with an affiliate of the Shareholder, whereby the affiliate provides various consulting services and receives, for such services, $250 per year. This expense is included in selling general and administrative expense in the accompanying statements of operations. Accounts payable includes $313 and $63 of fees due to the affiliate at December 31, 2007 and 2006, respectively. The agreement was terminated and liability settled upon the sale of the Company described in Note 1.

Other Agreements

In connection with a sale of the Company in 2004 the selling shareholders are entitled to receive 15% of earning before interest and taxes, as defined, if the Companies earnings before interest taxes, depreciation and amortization (“EBITDA”) meets or exceeds $14,557 for the year ended December 31, 2008.

Letters of Credit

At December 31, 2007 and 2006, the Company has open sight letters of credit of approximately $1,516 and $1,799, respectively, with various expiration dates through April 2008.

The Company opens letters of credit through one of its affiliates and pays that affiliate a 5% fee. Total letter-of-credit fees paid to that affiliate for the years ended December 31, 2007 and 2006 amounted to approximately $1,293 and $1,029, respectively. These fees are included in selling, general and administrative expenses in the accompanying statements of operations.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

8.	Stock Option Plan

The Compensation Committee shall grant stock options to employees, independent directors and consultants as they deem appropriate. The terms and conditions of each stock option agreement, including vesting period, are determined by the Compensation Committee. In the case of Incentive Stock Options, as defined, the exercise price will not be less than 100% of the fair market value of such shares on the date the options are granted. In the case of Non-Qualified Stock Options, as defined, the exercise price will not be less than 100% of the fair market value of such shares. The aggregate number of shares which may be issued upon the exercise of stock options shall not exceed 25,000 shares of common stock. As of December 31, 2007 and 2006, no stock options have been granted.

9.	Stockholders Agreement

On November 5, 2004, the stockholders of the Company entered into a stockholders agreement which sets forth (1) the respective rights and obligations of the stockholders and (2) the terms and conditions with respect to election of directors and transferability of common and preferred shares. The stockholders agreement expires on November 15, 2016.

10.	Employee Benefit Plan

The Company established a 401k plan (the “Plan”) covering all eligible employees. Eligible employees may contribute up to the maximum permitted by law. The Company makes matching contributions of 100% of the employees’ contributions, up to a maximum of 4% of that employee’s compensation. The Company may also make discretionary contributions. The Company contributed $294 and $135 for the years December 31, 2007 and 2006, respectively.

11.	Canadian Sales Tax and Duty Matters

In September 2006, the Company became aware of certain sales tax and import duty matters.

The Company settled these matters in 2007 and agreed to pay $1,779 of import duty and interest and $624 of Canadian GST tax on imported product. In 2006 the Company had accrued $831 for settlement the import duty and interest portion of this matter. The additional $948 relates to periods prior to the 2004 acquisition of the Company and has been recorded as additional goodwill. The $1,779 was paid in 2008. The $624 GST obligation was paid in December 2007, and is included in prepaid expenses and other current assets on the accompanying balance sheet.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants

AM APPAREL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)
December 31, 2007 and 2006

12.	Litigation

During 2007, former shareholders of the Company commenced litigation against the Company regarding various actions taken by the Company’s Board of Directors including the sale of the Company discussed in Note 1. Among other things, the former shareholders claim they are entitled to proceeds from the sale of the Company. Although it is too early to determine the ultimate outcome of this litigation, the Company believes the claims of the former shareholders are without merit and intends to vigorously counter such claims. No adjustment has been made to the accompanying consolidated financial statements in connection with this matter.

ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Certified Public Accountants